As filed with the Securities and Exchange Commission on November 7, 2000
                                                       Registration No. 333-3552

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  Form S-8
                       Post-Effective Amendment No. 1

          ---------------------------------------------------------


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          ---------------------------------------------------------


                            BELCO OIL & GAS CORP.
           (Exact name of registrant as specified in its charter)

                Nevada                                  13-3869719
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)

       767 Fifth Ave., 46th Floor                          10153
          New York, New York                             (Zip Code)
(Address of Principal Executive Offices)

                       BELCO OIL & GAS CORP. 1996 STOCK
                                INCENTIVE PLAN
                           (Full title of the plan)

           ---------------------------------------------------------


                                 JOE CALLAWAY
                        5735 Pineland Drive, Suite 300
                              Dallas, Texas 75231
                                (214) 692-1800
(Name, address and telephone number, including area code, of agent for service)

           ---------------------------------------------------------


                    CALCULATION OF REGISTRATION FEE


                                                       Proposed
                                        Proposed        maximum
                                         maximum       aggregate    Amount of
Title of securities   Amount to be   offering price    offering    registration
 to be registered    registered (1)  per share(2)(3)  price(2)(3)     fee(3)
--------------------------------------------------------------------------------
Common Stock,
$.01 par value.....    1,000,000         $9.1875       $9,187,500     $2,555
================================================================================

(1) The securities to be registered are 1,000,000 additional shares reserved for issuance under the Registrant's 1996 Stock Incentive Plan. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) For purposes of computing the aggregate offering price and the registration fee relating to the shares to be registered pursuant to the Belco Oil & Gas Corp. Stock Incentive Plan, such computation has been made in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average high and low sales prices of the Common Stock as reported on the New York Stock Exchange on November 3, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities.

         Pursuant to this registration statement, Belco Oil & Gas Corp. (the "Company" or the "Registrant") hereby registers an additional 1,000,000 shares of its common stock for issuance under the Belco Oil & Gas Corp. 1996 Stock Incentive Plan. The current registration of 1,000,000 shares of common stock will increase the number of shares registered for issuance under the Registrant's 1996 Stock Incentive Plan to 3,250,000 shares.

         Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of Belco Oil & Gas Corp.'s registration statement on Form S-8, Registration No. 333-3552, filed with the Securities and Exchange Commission on April 15, 1996. Pursuant to General Instruction E of Form S-8, all information that has been incorporated from the original registration statement is not repeated in this registration statement.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The legality of the securities being offered hereby will be passed upon by Joe Callaway, Vice President - Legal Affairs of the Company. Mr. Callaway has options to purchase common stock of the Company and is eligible to receive awards under the Company's 1996 Stock Incentive Plan.

Item 8.  Exhibits.
         --------

         Exhibit
           No.                              Exhibit
         -------                            -------

           4.1 Belco Oil & Gas Corp. 1996 Stock Incentive Plan (incorporated by reference from Exhibit 10.2 of the Registration Statement on Form S-1, Registration No. 333-1034).

           4.2    First Amendment to Belco Oil & Gas Corp. 1996 Stock Incentive
                  Plan (incorporated by reference from Exhibit 10.2 of the Com-pany's Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 2000, Commission File No. 1-14256).

             5*   Opinion of Joe Callaway.

          23.1*   Consent of Arthur Andersen LLP.

          23.2* The consent of Joe Callaway is included in his opinion filed as Exhibit 5 to this Registration Statement.

            24 The power of attorney of officers and directors of the Company is set forth on the signature page previously filed (Registra-tion No. 333-3552).


-----------------------
         *  Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 6, 2000.


                                        BELCO OIL & GAS CORP.

                                        By:      /s/ Grant W. Henderson
                                           -------------------------------------
                                                   Grant W. Henderson
                                           President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:


     Signature                         Title                          Date
     ---------                         -----                          ----

/s/ Robert A. Belfer          Chairman of the Board             November 6, 2000
-------------------------     and Chief Executive Officer
    Robert A. Belfer          (Principal Executive Officer)

/s/ Laurence D. Belfer*       Vice Chairman of the Board        November 6, 2000
-------------------------
   Laurence D. Belfer

/s/ Grant W. Henderson        Director, President               November 6, 2000
-------------------------     and Chief Operating Officer
   Grant W. Henderson

/s/ Dominick J. Golio*        Senior Vice President -           November 6, 2000
-------------------------     Finance, Chief Financial Officer,
   Dominick J. Golio          Treasurer and Secretary
                              (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ Graham Allison*           Director                          November 6, 2000
-------------------------
    Graham Allison

/s/ Daniel C. Arnold*         Director                          November 6, 2000
-------------------------
   Daniel C. Arnold

/s/ Alan D. Berlin*           Director                          November 6, 2000
-------------------------
    Alan D. Berlin

/s/ Jack Saltz*               Director                          November 6, 2000
-------------------------
      Jack Saltz

*By:     /s/ Robert A. Belfer
         --------------------
         Robert A. Belfer
         Attorney-in-fact


                                  EXHIBIT INDEX

      Exhibit
        No.                           Description
      -------                         -----------

          4.1 Belco Oil & Gas Corp. 1996 Stock Incentive Plan (incorporated by reference from Exhibit 10.2 of the Registration Statement on Form S-1, Registration No. 333-1034)

          4.2      First Amendment to Belco Oil & Gas Corp. 1996 Stock Incentive
                   Plan (incorporated by reference from Exhibit 10.2 of the Com-pany's Quarterly Report on Form 10-Q for the quarter ended
                   June 30, 2000, Commission File No. 1-14256).

            5*     Opinion of Joe Callaway.

         23.1*     Consent of Arthur Andersen LLP.

         23.2* The consent of Joe Callaway is included in his opinion filed as Exhibit 5 to this Registration Statement.

           24 The power of attorney of officers and directors of the Com-pany is set forth on the signature page previously filed
                   (Registration No. 333-3552).


----------------------
* Filed herewith.